Exhibit 99.1

Alight successfully closes business combination with Foley Trasimene Acquisition Corp.

New company to ring NYSE opening bell on July 6, 2021, to celebrate commencement of trading

Lincolnshire, Ill. July 6, 2021 — Alight Solutions, a leading cloud-based provider of integrated digital human capital and business solutions, and Foley Trasimene Acquisition Corp. (NYSE:WPF) (“Foley Trasimene”), a special purpose acquisition company, today announced the completion of their business combination, which was approved by Foley Trasimene stockholders on June 30, 2021 and closed on July 2, 2021.

Alight, Inc.’s Class A common stock and warrants will begin trading on the New York Stock Exchange (“NYSE”) today, under the ticker symbols “ALIT” and “ALITW,” respectively. To commemorate the merger and the first day of trading, Chief Executive Officer Stephan Scholl, Chief Financial Officer Katie Rooney, and other members of the company’s management team will ring the opening bell at the NYSE this morning.

William P. Foley, II, Founder of Foley Trasimene and the new Chairman of Alight, commented, “I am very excited to complete our business combination with Alight and begin working with Stephan and the entire Alight management team. We have a tremendous opportunity for growth ahead led by our BPaaS transformation and M&A initiatives. Alight is already an industry leader for employee engagement as the Company’s scalable platform serves over 36 million employees and their family members and is installed in 50% of the Fortune 500.”

Stephan Scholl, CEO of Alight, said, “A company has no greater asset, responsibility, or opportunity than to take care of and empower its employees. The lingering impact of the pandemic coupled with the global talent shortage has made this truer today than ever before. As a public company, Alight will continue to invest in our business and technology, like our Alight Worklife platform, to deliver solutions across health, wealth and global payroll, that drive employee engagement and provide meaningful outcomes for our clients and their people while delivering value to our stakeholders.”

With more than 25 years of operating history, Alight provides mission-critical solutions across health, wealth and global payroll—connecting the dots between people, work and life to help employees stay healthy, gain financial security, and make better decisions in these areas to improve their overall wellbeing. Alight’s business process as a service (“BPaaS”) solutions provide the systems, tools and technologies employees need to maximize the value of their benefits and improve outcomes, driving increased productivity and helping employers develop high-performance cultures.

Peter Wallace, Global Head of Core Private Equity at Blackstone, said, “Since 2017, we have been proud to partner with Alight and its management team as they grow and transform the business to be the pre-eminent provider of health, wealth and global payroll solutions. We believe Alight has significant runway to accelerate growth with both organic and inorganic opportunities, and we look forward to continuing our relationship.”

About Alight Solutions

With an unwavering belief that a company’s success starts with its people, Alight Solutions is a leading cloud-based provider of integrated digital human capital and business solutions. Leveraging proprietary AI and data analytics, Alight optimizes business process as a service (BPaaS) to deliver superior outcomes for employees and employers across a comprehensive portfolio of services. Alight allows employees to enrich their health, wealth and work while enabling global organizations to achieve a high-performance culture. Alight’s 15,000 dedicated colleagues serve more than 30 million employees and family members. Learn how Alight helps organizations of all sizes, including over 70% of the Fortune 100, at alight.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” that are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Alight Inc.’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Alight, Inc.’s expectations with respect to future performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially, and potentially adversely, from those expressed or implied in the forward-looking statements. Most of these factors are outside Alight, Inc.’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the outcome of any legal proceedings that may be instituted against Foley Trasimene and/or Alight, Inc. following the completion of the business combination; (2) the impact of COVID-19 on Alight, Inc.’s business; (3) the risk that the business combination disrupts current plans and operations; (4) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of Alight, Inc. to grow and manage growth profitably, and retain its key employees; (5) costs related to the business combination; (6) changes in applicable laws or regulations; and (7) the possibility that Alight, Inc. may be adversely affected by other economic, business, and/or competitive factors. The foregoing list of factors is not exclusive. Additional information concerning certain of these and other risk factors is contained in Foley Trasimene’s most recent filings with the SEC and the definitive proxy statement/prospectus/consent solicitation statement filed in connection with the business combination. All subsequent written and oral forward-looking statements concerning Alight, Inc., the transactions described herein or other matters and attributable to Foley Trasimene, Alight, Inc. or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Alight, Inc. expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with respect thereto or any change in events, conditions, or circumstances on which any statement is based, except as required by law.

Contacts:

Investors:

John Rouleau

john.rouleau@alight.com

Media:

MacKenzie Lucas

mackenzie.lucas@alight.com

alight.com